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As filed with the Securities and Exchange Commission on November 5, 2013

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

KARYOPHARM THERAPEUTICS INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	2834 (Primary Standard Industrial Classification Code Number)	26-3931704 (I.R.S. Employer Identification Number)

2 Mercer Road
Natick, MA 01760
(508) 975-4820
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Michael G. Kauffman, M.D., Ph.D.
Chief Executive Officer
Karyopharm Therapeutics Inc.
2 Mercer Road
Natick, MA 01760
(508) 975-4820
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Steven D. Singer, Esq. Joshua D. Fox, Esq. Wilmer Cutler Pickering Hale and Dorr LLP 60 State Street Boston, MA 02109 Telephone: (617) 526-6000	Patrick O'Brien, Esq. Ropes & Gray LLP Prudential Tower 800 Boylston Street Boston, MA 02199 Telephone: (617) 951-7000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

         If this Form is filed to register additional securities for an offering pursuant Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒ 333-191584

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee

Common Stock, $0.0001 par value per share	1,303,333 shares	$16.00	$20,853,328	$2,685.91

(1)
Includes 170,000 shares which the Underwriters have the option to purchase from the Company to cover over-allotments, if any.

(2)
Estimated in accordance with Rule 457(a) of the Securities Act of 1933 solely on the basis of $16.00, the Price to the Public set forth on the cover page of the Registrant's Prospectus dated November 5, 2013 relating to its initial public offering pursuant to the Company's Registration Statement on Form S-1 (File No. 333-191584).

 EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

        This registration statement is being filed with respect to the registration of additional shares of common stock, par value $0.0001 per share, of Karyopharm Therapeutics Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the earlier registration statement on Form S-1(File No. 333-191584), which was declared effective by the Commission on November 5, 2013, are incorporated in this registration statement by reference.

        The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Natick, Commonwealth of Massachusetts, on this 5th day of November, 2013.

KARYOPHARM THERAPEUTICS INC.
By:	/s/ MICHAEL G. KAUFFMAN Michael G. Kauffman, M.D., Ph.D. Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature			Title	Date

/s/ MICHAEL G. KAUFFMAN Michael G. Kauffman, M.D., Ph.D.			President and Chief Executive Officer, Chief Medical Officer and Director (principal executive officer)	November 5, 2013
/s/ PAUL BRANNELLY Paul Brannelly			Senior Vice President, Finance and Administration, Secretary and Treasurer (principal financial and accounting officer)	November 5, 2013
/s/ * Garen G. Bohlin			Director	November 5, 2013
/s/ * Barry E. Greene			Director	November 5, 2013
/s/ * Deepa R. Pakianathan, Ph.D.			Director	November 5, 2013
/s/ * Mansoor Raza Mirza, M.D.			Director	November 5, 2013
/s/ * Kenneth E. Weg			Director	November 5, 2013
*By:	/s/ PAUL BRANNELLY
	Name:	Paul Brannelly
	Title:	Attorney-in-Fact

 EXHIBIT INDEX

Exhibit No.		Description
5.1		Opinion of Wilmer Cutler Pickering Hale and Dorr LLP
23.1		Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)
23.2		Consent of McGladrey LLP
24.1	*	Powers of Attorney

*
Filed as Exhibit 24.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-191584) filed with the Commission on October 4, 2013.

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EXPLANATORY NOTE AND INCORPORATION BY REFERENCE
SIGNATURES
EXHIBIT INDEX